UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-161187	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2010, Renewable Energy Group, Inc. (the “Company”) closed a transaction in which its wholly-owned subsidiary REG Seneca, LLC (“REG Seneca”) agreed to lease and operate a 60 million gallons per year biodiesel production facility located in Seneca, Illinois and certain related assets (the “Seneca Facility”). The Company also obtained the right to acquire, and agreed to purchase under certain circumstances, the Seneca Facility. The Seneca Facility was acquired from Chapter 11 debtors in possession initially by a subsidiary of the Company that immediately thereafter was sold to an entity owned by three significant stockholders of the Company or their affiliates: Bunge North America, Inc., USRG HoldcoV, LLC and West Central Cooperative. These stockholder parties facilitated the transactions described above by, among other things, agreeing to invest $4 million for repairs to the Seneca Facility and in consideration therefore received guarantees of certain payments and other obligations from the Company described below. In connection with these transactions, the Company and certain of its subsidiaries also entered into a new credit facility.

REG Seneca and Seneca Landlord, LLC (“Seneca Landlord”) entered into that certain Lease Agreement, dated as of April 8, 2010 (the “Lease”), which governs REG Seneca’s lease of the Seneca Facility from Seneca Landlord. The Lease has a term of 7 years on a net lease basis covering the debt service on $36.25 million of mortgage indebtedness against the Seneca Facility, as well as taxes, utilities, maintenance and other operating expenses. REG Seneca is required to repair the Seneca Facility utilizing $4.0 million invested by Seneca Biodiesel Holdco, LLC (“Seneca Holdco”), an entity which holds all of the equity interests in Seneca Landlord and which is owned by the Company stockholders or their affiliates named above. The Seneca Facility will be managed by REG Services Group, LLC, a wholly-owned indirect subsidiary of the Company.

The Company also entered into that certain Funding, Investor Fee and Put/Call Agreement, dated as of April 8, 2010 (“Put/Call Agreement”), by and among the Company, Seneca Landlord and certain subsidiaries of the Company. Pursuant to the Put/Call Agreement, the Company has guaranteed payments of $150,000 per quarter by Seneca Landlord to Seneca Holdco in exchange for Seneca Holdco’s funding of $4.0 million in cash to pay for repairs to the Seneca Facility. Beginning on April 9, 2011, Seneca Holdco has a “put” right to the Company of the equity interests in Seneca Landlord provided that the Company has excess net working capital of at least 1.5 times the put/call price (as defined below) and the Company has a “call” right with respect to the equity interests of Seneca Landlord. The put/call price is equal to the greater of (i) a 35% internal rate of return on the investment or (ii) three times the investment. The investment includes the $4.0 million plus any portion of the $150,000 quarterly payments that are deferred as permitted in the Put/Call Agreement. The quarterly payments of $150,000 are credited to the put/call price to the extent provided in the Put/Call Agreement. The Company is obligated to issue 150,000 shares of the Company’s Common Stock to Seneca Holdco upon exercise of the put or call rights. The term of the Put/Call Agreement extends to April 8, 2017 or the earlier termination of the Lease. If the Lease termination is due to breach by REG Seneca, the Company is required to issue to Seneca Holdco a three year note in the principal amount of $4.0 million plus certain adjustments, and bearing interest at the rate of 15% per annum. The three members of Seneca Holdco are granted certain approval rights with respect to the consolidated annual budget of the Company, which approval may not be unreasonably withheld.

On April 9, 2010, in connection with the transactions described above, REG Seneca entered an Accounts Agreement, dated as of April 8, 2010 (the “Accounts Agreement”), between Sterling Bank as depositary bank, WestLB, AG (“WestLB”), Seneca Landlord and REG Seneca, providing for the deposit of cash flow of Seneca Landlord and REG Seneca in certain accounts at Sterling Bank, which includes provisions for payments for operating expenses, debt service and excess cash flow at the Seneca Facility to the parties in an agreed order of priority.

Certain subsidiaries of the Company, and the Company as guarantor, also entered into a Revolving Credit Agreement (the “WestLB Revolver”), dated as of April 8, 2010, with WestLB. The initial available credit amount under the WestLB Revolver is $10 million with additional lender increases up to a maximum commitment of $18 million. Advances under the WestLB Revolver are limited to the amount of certain qualifying assets of the Company that secure amounts borrowed. The WestLB Revolver requires the Company to maintain compliance with certain financial covenants. The term of the WestLB Revolver is two years. The interest rate varies depending on the loan type designation and is either 2.0% over the higher of 50 basis points above the Federal Funds Effective Rate or the WestLB prime rate for Base Rate loans or 3.0% over adjusted LIBOR for Eurodollar loans. As of the date of this current report, the ability to borrow under the WestLB Revolver is subject to the removal of certain liens and accordingly no amounts were outstanding under the WestLB Revolver.

The WestLB Revolver is secured by assets and ownership interests of subsidiaries of the Company. The Company issued 500,000 shares of its Common Stock to WestLB in connection with entering into the WestLB Revolver.

The foregoing summary descriptions of the Lease, Put/Call Agreement, Accounts Agreement and WestLB Revolver are qualified in their entirety by the terms of the definitive agreements, copies of which are attached hereto as exhibits 10.1, 10.2, 10.3, and 10.4.

Item 2.03.	Creation of a Direct Financial Obligation.

The description of the obligations of the Company included in Item 1.01 above is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The issuance and sale of common stock of the Company described in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Lease Agreement, dated as of April 8, 2010, by and between Seneca Landlord, LLC and REG Seneca, LLC.

10.2	Funding, Investor Fee and Put/Call Agreement, dated as of April 8, 2010, by and among Seneca Biodiesel Holdco, LLC, Seneca Landlord, LLC, Renewable Energy Group, Inc., REG Intermediate Holdco, Inc., and REG Seneca, LLC.

10.3	Accounts Agreement, dated as of April 8, 2010, by and among Seneca Landlord, LLC, REG Seneca, LLC, Sterling Bank, WestLB AG, New York Branch.

10.4	Revolving Credit Agreement, dated as of April 8, 2010, by and among REG Marketing and Logistics Group, LLC, REG Services Group, LLC, Renewable Energy Group, Inc. and WestLB AG, New York Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of April 8, 2010, by and between Seneca Landlord, LLC and REG Seneca, LLC.

10.2	Funding, Investor Fee and Put/Call Agreement, dated as of April 8, 2010, by and among Seneca Biodiesel Holdco, LLC, Seneca Landlord, LLC, Renewable Energy Group, Inc., REG Intermediate Holdco, Inc., and REG Seneca, LLC.

10.3	Accounts Agreement, dated as of April 8, 2010, by and among Seneca Landlord, LLC, REG Seneca, LLC, Sterling Bank, WestLB AG, New York Branch.

10.4	Revolving Credit Agreement, dated as of April 8, 2010, by and among REG Marketing and Logistics Group, LLC, REG Services Group, LLC, Renewable Energy Group, Inc. and WestLB AG, New York Branch